SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 30, 2004


                               VECTREN CORPORATION
             (Exact name of registrant as specified in its charter)


  Commission.    Registrant, State of Incorporation,         I.R.S Employer
    File No         Address, and Telephone Number          Identification No.
  -----------    -----------------------------------       ------------------
    1-15467              Vectren Corporation                   35-2086905
                       (An Indiana Corporation)
                        20 N.W. Fourth Street,
                      Evansville, Indiana 47708
                           (812) 491-4000

    1-16739         Vectren Utility Holdings, Inc.             35-2104850
                       (An Indiana Corporation)
                        20 N.W. Fourth Street,
                      Evansville, Indiana 47708
                           (812) 491-4000



            Former name or address, if changed since last report: N/A

Item 9.  Regulation FD Disclosure

Vectren Corporation (the Company), an energy holding and applied technology company, announced that the Indiana Utility Regulatory Commission (IURC) approved a $5.7 million base rate increase for the natural gas operations of its wholly owned utility subsidiary Southern Indiana Gas and Electric Company which does business as Vectren Energy Delivery of Indiana - South. A copy of the press release is furnished as Exhibit 99-1 to this Current Report.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby furnishing cautionary statements identifying important factors that could cause actual results of the Company and its subsidiaries, including Vectren Utility Holdings, Inc., Indiana Gas Company, Inc. and Southern Indiana Gas and Electric Company, to differ materially from those projected in forward-looking statements of the Company and its subsidiaries made by, or on behalf of, the Company and its subsidiaries. These cautionary statements are attached as Exhibit 99-2.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               VECTREN CORPORATION
                               VECTREN UTILITY HOLDINGS, INC.

June 30, 2004


                                               By:  /s/ M. Susan Hardwick
                                               -----------------------------
                                               M. Susan Hardwick
                                               Vice President and Controller

                                INDEX TO EXHIBITS

The following Exhibits are furnished as part of this Report to the extent described in Item 9:



 Exhibit
 Number          Description

  99-1           Press Release - Vectren South Gas Rate Order Approved

  99-2 Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995